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                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

                               EXCHANGE AGREEMENT


                            VERIZON INVESTMENTS INC.
                        3900 Washington Street, 2d Floor
                              Wilmington, DE 19802

                                                    October 1, 2001


Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY 10601


Ladies & Gentlemen:

                  Reference is hereby made to that certain Note Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), by and between Metromedia Fiber Network, Inc., a Delaware corporation ("MFN"), and Verizon Investments Inc., a Delaware corporation ("VERIZON"). Each of the parties hereto acknowledge and agree that as a condition to Verizon's willingness to enter into the Purchase Agreement and consummate the transactions contemplated thereby, Verizon has required MFN to enter into, and MFN has agreed to enter into, this agreement. In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. The Company and the Purchaser hereby agree that, concurrently with the execution of this agreement, the Company will exchange, and the Purchaser will surrender to the Company for exchange, in a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and any successor thereto, the Old Convertible Notes (as defined below) held by the Purchaser for $500,000,000 principal amount of the New 6.15% Series A Notes and $475,281,000 principal amount of the New 6.15% Series B Notes (as defined below) (the "OLD CONVERTIBLE NOTES EXCHANGE").

                  2. In connection with effecting the Old Convertible Notes Exchange, (i) the Company will deliver to the Purchaser certificates evidencing the New 6.15% Series A Notes and the New 6.15% Series B Notes, and (ii) the Notes evidencing the Old Convertible Notes will be cancelled.

                  3. In addition, upon consummation of the Old Convertible Notes Exchange, the Old Convertible Notes Indenture (as defined below) will terminate; PROVIDED, HOWEVER, that, notwithstanding such termination, the Purchaser will not be deemed to have waived any rights it may have, and in no way shall the Purchaser be


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precluded from seeking any remedy it may have, with respect to any breach or violation of the Old Convertible Notes Indenture, whenever knowledge of that claim may arise.

                  4. As used in this agreement, the following terms shall have the following meanings:

                  "NEW 6.15% NOTES" means, collectively, the New 6.15% Series A Notes and the New 6.15% Series B Notes.

                  "NEW 6.15% NOTES INDENTURE" means that certain Indenture, dated as of the date hereof, between the Company and U.S. Bank Trust National Association, as trustee, relating to the New 6.15% Notes, in the form of EXHIBIT A hereto.

                  "NEW 6.15% SERIES A NOTES" means one or more 6.15% Series A Convertible Subordinated Notes due 2010 of the Company issued pursuant to the New 6.15% Notes Indenture.

                  "NEW 6.15% SERIES B NOTES" means one or more 6.15% Series B Convertible Subordinated Notes due 2010 of the Company issued pursuant to the New 6.15% Notes Indenture.

                  "OLD CONVERTIBLE NOTES" means the $975,781,000 in aggregate principal amount of the Company's 6.15% Convertible Subordinated Notes due 2010 issued pursuant to the Old Convertible Notes Indenture.

                  "OLD CONVERTIBLE NOTES INDENTURE" means that certain Indenture, dated as of March 6, 2000, between the Company and U.S. Bank Trust National Association, as trustee, relating to the Old Convertible Notes.

                  5. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this agreement and, therefore, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this agreement and to enforce specifically the terms and provisions of this agreement.

                  6. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this agreement remain as originally contemplated.


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                  7. This agreement shall be binding upon and inure to the
benefit of the parties and their successors and legal representatives.

                  8. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without giving effect to any choice of law or conflict of law provisions.

                  9. This agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                  Please confirm that the foregoing accurately reflects our binding agreement by executing this agreement where indicated below.

                                        VERIZON INVESTMENTS INC.


                                        By:  /s/ Phil Seskin
                                            ----------------------------
                                            Name:  Phil Seskin
                                            Title: Senior Vice-President

Accepted and Agreed as of the date and year first written above:

METROMEDIA FIBER NETWORK, INC.


By:   /s/ Nick Tanzi
     ------------------------------
     Name:  Nick Tanzi
     Title: President & CEO


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